UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _____________________

FORM 8-K

 _____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 17, 2019

(Date of earliest event reported)

 _________________________________________

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

  __________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 SE 6th Way Vancouver, Washington 98683
(Address of principal executive offices and zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, the Board of Directors (the “Board”) of Nautilus, Inc. (the “Company”) accepted the resignation of Sidharth Nayar, the Company’s Chief Financial Officer, effective July 12, 2019 (the “Resignation Date”). In accordance with the terms of the Employment Agreement, dated February 10, 2014, by and between the Company and Mr. Nayar, he will be entitled to (i) his salary and any bonus amounts accrued through the Resignation Date, (ii) use any accrued but unused vacation prior to the Resignation Date, (iii) reimbursement of expenses properly incurred prior to the Resignation Date, and (iv) any benefits payable upon termination of employment under any employee benefit plan or policy maintained by the Company.

The Board expects to engage a leading executive search firm to assist in identifying and evaluating candidates for the Chief Financial Officer position.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

June 21, 2019	By:	/s/ Wayne M. Bolio
Date		Wayne M. Bolio
Senior Vice President, Law and Human Resources, General Counsel

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